UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 31, 2009

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT		06001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On July 31, 2009, Magellan Health Services, Inc. (the “Company”) reported operating results for the second quarter ended June 30, 2009 and reaffirmed that it expects to end the year within its previously provided ranges of segment profit of $197.5 million to $217.5 million and earnings per share of $2.04 to $2.59, including projected results for First Health Services Corporation, the acquisition of which, announced last month, is expected to close later today.  The Company also disclosed that its board of directors authorized a share repurchase program under which the Company may purchase up to $100 million of its outstanding common stock and additionally disclosed that Karen S. Rohan has been named president of Magellan, effective August 1, 2009.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release dated July 31, 2009.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of business acquired:              Not applicable.

(b)  Pro forma financial information:                  Not applicable.

(d)          Exhibits:

Exhibit Number	Description
99.1	Registrant’s press release dated July 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: July 31, 2009	By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Executive Vice President and Chief Financial Officer